EXHIBIT 3.1                                                               PAGE 1


                                    DELAWARE

                 ----------------------------------------------

                                 The First State

         I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "PACIFIC CMA, INC.", FILED IN THIS OFFICE ON THE FIFTH DAY OF FEBRUARY, A.D. 2004, AT 2:02 O'CLOCK P.M.

         A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

                                       /s/ Harriet Smith Windsor
                                       ---------------------------------------
                                       Harriet Smith Windsor, Secretary of State


                                     [SEAL]

3756999  8100                                         AUTHENTICATION:    2914058

040080659                                                     DATE:     02-05-04

                          CERTIFICATE OF INCORPORATION

                                       OF

                                PACIFIC CMA, INC.


         1. The name of the corporation is PACIFIC CMA, INC.

         2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Zip Code 19801. The name of its registered agent at such address is The Corporation Trust Company.

         3. The nature of the business or purposes to be conducted or promoted is: To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         4. The total number of shares of stock which the Corporation shall have authority to issue is one hundred ten million (110,000,000), of which stock one hundred million (100,000,000) shares of the par value of One Tenth of One Cent ($.001) each, amounting in the aggregate to One Hundred Thousand Dollars ($100,000), shall be Common Stock and ten million (10,000,000) shares of the par value of One Tenth of One Cent ($.001) each, amounting in the aggregate to Ten Thousand Dollars ($10,000), shall be Preferred Stock.

         The powers, preferences and rights, and the qualifications, limitations and restrictions of the Corporation's Common Stock and Preferred Stock are as follows:

         (a) holders of the Corporation's Common Stock as a class, have equal ratable rights to receive dividends when, as and if declared by the Board of Directors, out of funds legally available therefor and are entitled upon liquidation of the Company to share ratably in the net assets available for distribution, are not redeemable and have no pre-emptive or similar rights; and holders of the Corporation's Common Stock have one non-cumulative vote for each share held of record on all matters to be voted on by the Corporation's stockholders.


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

         (b) The shares of Preferred Stock may be issued in series, and shall have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issuance of such stock adopted from time to time by the Board of Directors. The Board of Directors is hereby expressly vested with the authority to determine and fix in the resolution or resolutions providing for the issuances of Preferred Stock the voting powers, designations, preferences and rights, and the qualifications, limitations or restrictions thereof, of each such series to the full extent now or hereafter permitted by the laws of the State of Delaware. 5. The Corporation is to have perpetual existence.

         6. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the By-Laws of the Corporation.

         7. Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation. Elections of directors need not be by written ballot unless the By-Laws of the Corporation shall so provide.


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         8.       The Corporation  reserves the right to amend, alter, change or
                  repeal  any  provision   contained  in  this   Certificate  of
                  Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders, directors or any other person herein are granted subject to this reservation.

         9. No director of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, as the same exists or hereafter may be amended, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Delaware General Corporation Law. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

         10.      The name and mailing  address of the  incorporator  is:

                  Alfred Lam
                  c/o Pacific CMA, Inc.
                  1350 Avenue of the Americas, Suite 3100
                  New York, New York 10019


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         I, THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 5th day of February 2004.


                                               /s/Alfred Lam
                                               ---------------------------
                                               Alfred Lam


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